EXHIBIT 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement (No. 333-184476) to Form S-11 on Form S-3 of Resource Real Estate Opportunity REIT II, Inc. of our report dated March 6, 2015, relating to our audit of the Oak Hill Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2013, our report dated June 12, 2015, relating to our audit of the Uptown Buckhead Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2014, and our report dated October 13, 2015, relating to our audit of the Mayfair Chateau Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2014, included in the Forms 8-K/A filed with the SEC on March 9, 2015, June 12, 2015 and October 13, 2015, respectively, and incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

Philadelphia, PA

February 16, 2016